EXHIBIT 10.2

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THIS NOTE HAS BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

Issuance Date: June 16, 2022	Principal: $4,250,000
Maturity Date: June 16, 2025

Trend Ventures, LP

Senior Secured Promissory Note

FOR VALUE RECEIVED, Trend Ventures, LP, a Delaware limited partnership (the “Borrower”) hereby promises to pay to the order of Agora Digital Holdings, Inc., a Nevada corporation (“Holder”) the sum of $4,250,000 (the “Principal”) on or before June 16, 2025 or an earlier date as a result of acceleration, redemption or otherwise (the “Maturity Date”), and (ii) interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date described herein until the same is paid, whether upon the Maturity Date or acceleration, redemption or otherwise (in each case in accordance with the terms hereof) pursuant to the terms of this Senior Secured Promissory Note (the “Note”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Purchase Agreement (as defined below).

The Maturity Date of this Note shall be 36 months from the Issuance Date of this Note which is specified above, unless the Holder has given notice to the Borrower that it elects to accelerate the Maturity Date to the extent explicitly permitted by this Note (the “Maturity Date”). The Maturity Date is the date upon which the Principal, accrued Interest and other amounts shall be due and payable unless prepaid earlier or converted.

1. Payment. The Borrower shall pay to the Holder the Principal, plus accrued but unpaid interest on or before the Maturity Date. All payments received by the Holder shall be applied first to the Holder’ costs and expenses (if any), then to accrued but unpaid interest and then to outstanding Principal. Interest shall accrue on the outstanding Face Amount of this Note at a rate of 5% per year (“Interest Rate”). At any time that an Event of Default (as defined below) has occurred and is continuing, the Interest Rate shall be equal to 10% per year (“Default Rate”). Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.

Borrower shall make monthly interest-only payments, in arrears on a monthly basis, commencing on June 30, 2022 and continuing thereafter until June 16, 2023. Beginning on June 30, 2023, Borrower shall make 24 consecutive equal monthly payments of principal each in an amount which would fully amortize the Principal, plus accrued interest. All Principal and any unpaid interest shall be due and payable on or before the Maturity Date at the address of the Borrower contained in the Purchase Agreement unless prepaid earlier.

2. Senior Secured Note. This Note shall be granted a first lien senior secured interest as evidenced by and to the extent set forth in that certain Security Agreement by and among the Borrower, its future subsidiaries (each, a “Guarantor”) and the Holder dated as of the Issuance Date (the “Security Agreement”).

3. Representations and Warranties. In addition to the representations and warranties made by the Borrower to the Holder in that certain membership interest purchase agreement dated the date hereof by and between the Borrower and the Holder (the “Purchase Agreement”), Borrower hereby represents and warrants to the Holder that the following are true and correct as of the date hereof: (i) Borrower has the requisite power and authority to enter into and perform its obligations under this Note and any related agreements, in accordance with the terms hereof and thereof; (ii) the execution and delivery of this Note and any related agreements by the Borrower and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by the General Partner of the Borrower and no further consent or authorization is required by the Borrower, or its limited partners; (iii) this Note and any related agreements have been duly executed and delivered by the Borrower; (iv) this Note and any related agreements, constitute the valid and binding obligations of the Borrower enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

4. Events of Default. An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing: (i) the Borrower’ failure to pay to the Holder any amount of Principal, Interest or other amounts when and as due and payable under this Note within five days after written notice by the Holder or (ii) any representation or warranty or covenant made by the Holder herein or in the Purchase Agreement, this Note, the Security Agreement or any other related agreement shall prove to have been false or incorrect or breached in a material respect on the date as of which made; or (iii) the Holder or any of its subsidiaries shall (A) default in any payment of any amount or amounts of principal of or interest (if any) on any indebtedness (other than this Note), the aggregate principal amount of which Indebtedness (as defined below) or (B) default in the observance or performance of any other agreement or condition relating to any such indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness to cause with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (iv) one or more final judgments or orders for the payment of money (or its equivalent in the relevant currency of payment) are rendered against one or more of the Holder and/or any of its subsidiaries, that is not dismissed or stayed within 10 days or (v) the Borrower organizes a new subsidiary and the Borrower fails to cause the new subsidiary to guarantee the Note and become a party to the Security Agreement within such period or (vi) the Borrower or any subsidiary of the Borrower shall commence, or there shall be commenced against the Borrower or any subsidiary of the Borrower under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Borrower or any subsidiary of the Borrower commences, or there shall be commenced against the Borrower or any subsidiary of the Borrower, any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any subsidiary of the Borrower, in each case which remains un-dismissed for a period of 61 days; or the Borrower or any subsidiary of the Borrower is adjudicated insolvent or bankrupt pursuant to a final, non-appealable order; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any subsidiary of the Borrower suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues un-discharged or un-stayed for a period of 61 days; or the Borrower or any subsidiary of the Borrower makes a general assignment for the benefit of creditors; or the Borrower or any subsidiary of the Borrower shall admit in writing that it is unable to pay its debts generally as they become due; or the Borrower or any subsidiary of the Borrower shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or any corporate or other action is taken by the Borrower or any subsidiary of the Borrower for the purpose of effecting any of the foregoing. “Indebtedness” means (x) any liabilities for borrowed money or amounts owed (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Borrower’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments due under leases required to be capitalized in accordance with United States generally accepted accounting principles.

5. Remedies Upon Default. During the time that any portion of this Note is outstanding, if any Event of Default has occurred, (a) the unpaid Principal of the Note and the Interest accrued thereon shall be immediately and automatically due and payable without necessity of further action and the same shall thereupon become immediately due and payable without protest, presentment, demand or notice, which are hereby expressly waived by Borrower; (b) Holder shall be entitled to exercise its right of setoff against any money, funds, or credits of the Borrower now or at any time hereafter in the possession of, in transit to or from, under the control or custody of or on deposit with, Holder or any affiliate of Holder in any capacity whatsoever; and (c) Holder shall be entitled exercise any or all rights, powers and remedies provided for in the related agreements or documents executed in connection with the issuance of this Note or now or hereafter existing at law, in equity, by statute or otherwise. Each right, power and remedy of Holder hereunder or now or hereafter existing at law, in equity, by statute or otherwise shall be cumulative and concurrent, and the exercise or beginning of the exercise of any one or more of them shall not preclude the simultaneous or later exercise by Holder of any or all such other rights, powers or remedies. No failure or delay by Holder to insist upon the strict performance of any one or more provisions of this Note or of the related agreements or to exercise any right, power or remedy consequent upon a default hereunder shall constitute a waiver thereof or preclude Holder from exercising any such right, power or remedy. By accepting full or partial payment after the due date of any amount of principal of or interest on this Note, or other amounts payable on demand, Holder shall not be deemed to have waived the right either to require prompt payment when due and payable of all other amounts of principal of or interest on this Note or other amounts payable on demand, or to exercise any rights and remedies available to it in order to collect all such other amounts due and payable under this Note. Borrower shall pay any and all issue taxes, documentary stamp taxes, and other taxes that may be payable in respect of the issuance or delivery of this Note.

6. Reissuance of this Note. Upon receipt by the Borrower of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Borrower in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Borrower shall execute and deliver to the Holder a new Note representing the outstanding Principal which Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

7. Covenants. For so long as the Note is outstanding, without the prior written consent of the Holder:

(a) Rank. All payments due under this Note shall rank senior to all other Indebtedness of the Holder and its subsidiaries.

(b) Incurrence of Indebtedness. The Borrower shall not, and the Borrower shall cause each of its subsidiaries to not, directly or indirectly, incur or guarantee or assume any Indebtedness other than this Note.

(c) Existence of Liens. The Borrower shall not, and the Borrower shall cause each of its subsidiaries to not, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest, deed of trust, or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Borrower or any of its subsidiaries (collectively, “Liens”) other than Permitted Liens.

(d) Restricted Payments. Except as otherwise provided for in this Note, the Borrower shall not, and the Borrower shall cause each of its subsidiaries to not, directly or indirectly, prepay, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than the Note) whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, (i) an event constituting an Event of Default has occurred and is continuing or (ii) an event that with the passage of time and without being cured would constitute an Event of Default has occurred and is continuing.

(e) Restriction on Prepayment and Cash Dividends. The Borrower shall not, and the Borrower shall cause each of its subsidiaries to not, directly or indirectly, prepay, repurchase or declare or pay any cash dividend or distribution on any of its capital stock or other equity securities.

(f) Restriction on Transfer of Assets. The Borrower shall not, and the Borrower shall cause each of its subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Borrower or any subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions.

(g) Preservation of Existence, Etc. The Borrower shall maintain and preserve, and cause each of its subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(h) Maintenance of Properties, Etc. The Borrower shall maintain and preserve, and cause each of its subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(i) Maintenance of Intellectual Property. The Borrower will, and will cause each of its subsidiaries to, take all action necessary or advisable to maintain all of the rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor of the Borrower and/or any of its subsidiaries, in each case that are necessary or material to the conduct of its business in full force and effect, except those that the loss of which, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect.

(j) Maintenance of Insurance. The Borrower shall maintain, and cause each of its subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(k) Transactions with Affiliates. The Borrower shall not, nor shall it permit any of its subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof.

(l) Use of Proceeds. The Borrower shall use the proceeds of this Note as set forth in the Purchase Agreement.

(m) Operation of Business. The Borrower shall operate its business and the businesses of the subsidiaries in the ordinary course consistent with past practices of the Borrower or such subsidiaries.

(n) Compliance with Transaction Documents. The Borrower shall, and shall cause its subsidiaries to, comply with its obligations under this Note, the Purchase Agreement, the Security Agreement and the other related agreements.

(o) Payment of Taxes, Etc. The Borrower and its subsidiaries shall, and shall cause each of its subsidiaries to, promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Borrower and the subsidiaries, except for such failures to pay that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such subsidiaries shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Borrower and such subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

8. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and in accordance with the Membership Interest Purchase Agreement between the Borrower and Holder.

9. Liability. No provision of this Note shall alter or impair the obligations of the Borrower, which are absolute and unconditional, to pay the Principal of or Interest (if any) on, this Note at the time, place, and rate, and in the currency, herein prescribed. This Note is a direct obligation of the Borrower. As long as this Note is outstanding, the Borrower shall not and shall cause its subsidiaries not to, without the consent of the Holder, amend its articles of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder under this Note, or enter into any agreement with respect to any of the foregoing.

10. Governing Law. All rights and obligations hereunder and thereunder, including matters of construction, validity, and performance, shall be governed by and construed in accordance with the law of the State of Nevada and are intended to take effect as sealed instruments. The Borrower hereby irrevocably submits to the jurisdiction of any federal or state court located within the State of Nevada.

11. Expenses. If an Event of Default has occurred, then the Borrower shall reimburse the Holder promptly for all out-of-pocket fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses incurred by the Holder in any action in connection with this Note, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’ rights, remedies and obligations; (ii) collecting any sums which become due to the Holder in accordance with the terms of this Note; (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv), the protection, preservation or enforcement of any rights or remedies of the Holder. The obligation of the Borrower to pay all such costs and expenses shall not be merged into any judgment by confession against the Borrower. All of such costs and expenses shall bear interest at the Interest Rate, from the date of payment by Holder until repaid in full.

12. Waiver. Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

13. Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any Interest or other amount deemed Interest due hereunder shall violate applicable laws governing usury, the applicable rate of Interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. Each of the Borrower covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Borrower from paying all or any portion of the Principal of or Interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and each of the Borrower (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law had been enacted.

14. Assignment. Assignment of this Note by the Borrower shall be prohibited without the prior written consent of the Holder. Holder shall be entitled to assign this Note in whole to any person or entity without consent. This Note shall not be interpreted as being, (a) an instrument issued in bearer or registered form, provided however, the Note is intended to represent a debt instrument, (b) a type of instrument commonly dealt in on securities exchanges or markets or, commonly recognized in any area in which it is issued or dealt in as a medium for investment, or (c) one of a class or series or by its terms divisible into a class or series of shares, participations, interests, or obligations.

15. JURY TRIAL. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THE PURCHASE AGREEMENT AND THIS NOTE.

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SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the parties have duly executed, or caused their duly authorized representative, to execute this Note as of the date first above written.

BORROWER	HOLDER
TREND VENTURES, LP	Agora Digital Holdings, Inc.

By:	By:
Name:	Name:
Title:	Title:

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